Exhibit 99.1

Orexigen® Therapeutics Reports First Quarter Ended March 31, 2012 Financial Results

San Diego, CA, May 9, 2012 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the first quarter of 2012. For the three months ended March 31, 2012, Orexigen reported a net loss of $10.4 million, or $0.16 per share, as compared to a net loss of $11.6 million, or $0.24 per share, for the first quarter of 2011. As of March 31, 2012, Orexigen had $73.5 million in cash and cash equivalents and an additional $65.1 million in marketable securities, for a total of $138.6 million.

Total operating expenses for the first quarter of 2012 were $11.3 million compared to $13.3 million for the first quarter of 2011. This overall decrease in operating expenses reflects a decrease in general and administrative costs principally related to decreases in salaries and personnel related costs and stock-based compensation expense.

“In March, an FDA advisory panel overwhelmingly recommended that every new obesity pharmacotherapy prior to approval should rule out excess cardiovascular risk with a large outcomes trial or with rigorous, prospectively designed analyses of Phase III clinical trial data,” said Michael Narachi, president and CEO of Orexigen. “This recommendation is consistent with the FDA’s 2008 guidance for diabetes drug development and also with the Special Protocol Agreement for the Contrave cardiovascular outcomes trial.”

“We are eager to see how the FDA acts on the panel’s recommendation,” Narachi continued. “However the standards for obesity drug development evolve, we expect the standards to be logical and consistently applied so as to promote the development of critically needed obesity therapeutics.”

Product candidate update:

•

Contrave® (32 mg naltrexone sustained-release (SR)/360 mg bupropion SR) for the treatment of obesity: Late in the second quarter, Orexigen will initiate the Contrave cardiovascular outcomes trial (CVOT). The CVOT is an event driven trial that currently will be conducted at approximately 300 sites in the United States. Approximately 10,000 patients are expected to be enrolled into the trial. The primary objective of the double blind, randomized, placebo controlled CVOT, which Orexigen is conducting under a Special Protocol Assessment with the FDA, is to rule out excess cardiovascular risk in overweight and obese patients receiving Contrave. An interim analysis and New Drug Application resubmission is planned once at least 87 major adverse cardiovascular events have occurred, which is anticipated to be less than two years from the start of the trial.

•

Empatic™, a fixed dose combination of bupropion SR and zonisamide SR, for the treatment of obesity: Orexigen has completed Phase II clinical trials evaluating Empatic. The company is closely following the regulatory progress of a competitor’s product candidate, a combination product for the treatment of obesity which, similar to the zonisamide component of Empatic, contains an anti-convulsant. Orexigen believes the regulatory outcome and potential labeling for this competitor product will inform the development path and commercial prospects for Empatic. Once this information becomes available, Orexigen may request an End of Phase II meeting with FDA to discuss the Empatic Phase III Program.

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the first quarter 2012 financial results and recent business highlights. The live call may be accessed by phone by calling (866) 277-1184 (domestic) or 617-597-5360 (international), participant code 94351243. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen® Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company’s lead product candidate is Contrave®, which has completed Phase III clinical trials and for which a New Drug Application has been submitted and reviewed by the FDA. The Company has also reached agreement with the FDA on a Special Protocol Assessment for the Contrave cardiovascular outcomes trial which the company plans to initiate this quarter. The Company’s other product candidate, Empatic™, has completed Phase II clinical trials. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements – needs to be updated once quote finalized

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Special Protocol Assessment (SPA), the timing for initiation of enrollment for the Contrave outcomes trial in the second quarter of 2012, the timing of a potential NDA resubmission, and the guidance for obesity drug development. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement was entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if Orexigen fails to comply with the agreed upon trial protocol, Orexigen may not be able to initiate and conduct the Contrave outcomes trial and the progress and timing thereof; Orexigen’s ability to demonstrate in the Contrave outcomes trial that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential that earlier clinical trials may not be predictive of future results in the Contrave outcomes trial; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s most recent Annual Report on Form 10-K, filed with the Securities Exchange Commission on March 13, 2012 and available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SOURCE Orexigen Therapeutics, Inc.

Orexigen Contact:	Media Contact:
McDavid Stilwell	Denise Powell
VP, Corporate Communications and Business Development	WCG
(858) 875-8629	(510) 703-9491

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,445	$101,749
Investment securities, available-for-sale	65,134	45,844
Prepaid expenses and other current assets	1,287	1,126

Total current assets	139,866	148,719
Property and equipment, net	319	439
Restricted cash	542	542
Other assets	—	—

Total assets	$140,727	$149,700

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,002	$4,277
Deferred revenue, current portion	3,429	3,429

Total current liabilities	8,431	7,706
Deferred revenue, less current portion	41,143	42,000
Other long-term liabilities	215	288
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at March 31, 2012 and December 31, 2011; no shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, $.001 par value, 300,000,000 shares authorized at March 31, 2012 and December 31, 2011; 67,777,519 and 61,285,514 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	68	61
Additional paid-in capital	448,004	446,357
Accumulated other comprehensive income (loss)	(10)	(2)
Accumulated deficit	(357,124)	(346,710)

Total stockholders’ equity	90,938	99,706

Total liabilities and stockholders’ equity	$140,727	$149,700

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Collaborative agreement	$857	$857
License revenue	0	971

Total revenues	857	1,828
Operating expenses:
Research and development	6,800	6,567
General and administrative	4,512	6,759

Total operating expenses	11,312	13,326

Loss from operations	$(10,455)	$(11,498)
Other income (expense):
Interest income	43	15
Interest and other expense	(2)	(120)

Total other income (expense)	41	(105)

Net loss	$(10,414)	$(11,603)

Net loss per share – basic and diluted	$(0.16)	$(0.24)

Shares used in computing net loss per share – basic and diluted	65,989	47,867